LOAN AGREEMENT

BY AND BETWEEN

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

AND

MICHAEL W. TRUDNAK

April 21, 2006

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement” or “Loan Agreement”) is made and entered into effective as of this 21st day of April, 2006, by and between Guardian Technologies International, Inc., a Delaware corporation (the “Borrower”), and Michael W. Trudnak, a Virginia resident (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Lender make a loan to Borrower of two hundred thousand dollars ($200,000), the proceeds of which shall be used for the purpose of facilitating the on-going operations of the Borrower (the “Loan”); and

WHEREAS, the parties agree that the obligations of the Borrower under this Agreement are unsecured; and

WHEREAS, Lender has agreed to make the Loan available to Borrower upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration for the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties agree as follows:

SECTION 1.

Definitions.  All of the terms defined in this Agreement shall have such defined meanings when used in the other Loan Documents (as hereinafter defined) and any certificates, reports or other documents or instruments issued under or delivered pursuant to this Agreement unless the context shall require otherwise. For purposes of this Agreement, the following terms shall have the following meanings:

1.1

 “Agreement” or “Loan Agreement” shall include this Loan Agreement as amended, modified or supplemented from time to time by agreement in writing signed by the Borrower and the Lender.

1.2

“Borrower” shall mean Guardian Technologies International, Inc., a Delaware corporation.

1.3

“Business Day” means a day upon which U.S. banks are open for the transaction of business of the nature required by this Agreement.

1.4

“Closing Date” means the date first set forth above.

1.5

 “Committed Amount” means principal amount of two hundred thousand dollars ($200,000) which Lender has agreed to lend to Borrower, subject to the provisions of this Agreement and the balance of any Loan Documents, and as evidenced by the Note.

1.6

“Default” or “Event of Default” means the occurrence of all of any of the events specified in Section 8 and in the Note (as defined below).

1.7

 “Lender” means Michael W. Trudnak.

1.8

 “Loan” means the principal amount of two hundred thousand dollars ($200,000) which Lender has agreed to lend the Borrower, subject to the provisions of this Agreement and the balance of any Loan Documents, and as evidenced by the Note.  All dollar amounts expressed herein and in the Loan Documents (as herein defined) shall be in United States Dollars.

1.9

“Loan Documents” means this Agreement, the Note and all documents, instruments, certificates, reports and all other written matters whether heretofore, now, or hereafter executed by or on behalf of the Borrower and/or delivered to Lender in connection herewith.

1.10

“Material Adverse Effect” shall mean an effect resulting from any circumstances or event of whatever nature (including an adverse determination in any litigation) which does, or could reasonably be expected to, materially and adversely (a) impair the validity or enforceability of this Agreement, the Note or any other Loan Document, or the Lender’s rights or remedies with respect thereto; (b) cause an Event of Default; (c) affect the business, prospects, operations, or financial or other condition of the Borrower or any of its subsidiaries; or (d) accelerate the maturity date of any obligation owed by the Borrower.

1.11

“Note” shall mean the Non-Negotiable Promissory Note attached hereto as Exhibit I duly executed, issued and delivered by the Borrower.

SECTION 2

Loan.

2.1

Committed Amount.  Subject to the terms and conditions of this Agreement, the Lender agrees to loan to the Borrower two hundred thousand dollars ($200,000) pursuant to the terms of the Note and other Loan Documents upon the execution of this Agreement.  Nothing set forth herein shall prohibit the Borrower from making prepayments of the principal amount of the Loan without penalty at any time and from time to time.  All provisions of the Note are incorporated herein by reference.  Any conflicts among the Note and this Loan Agreement or any other Loan Document shall be resolved by reference to the Loan Agreement.

2.2

Use of Proceeds.  The proceeds evidenced by the Note shall be used by the Borrower to finance the on-going operations of the Borrower.

SECTION 3

Security.  The Loan shall be unsecured.

SECTION 4

Performance.

4.1

General.  By its execution of this Agreement, Borrower unconditionally and irrevocably guarantees to the Lender the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration, or otherwise) of the obligations under this Agreement, the Note and any other Loan Document.  The Borrower further agrees to pay any and all reasonable fees, charges and expenses (including, without limitation, reasonable counsel’s fees) which may be paid or incurred by the Lender in enforcing or obtaining advice of counsel in connection with the enforcement of, any of its rights under this Agreement and the Note.  Without limiting the generality of the foregoing, the Borrower’s liabilities shall extend to all amounts that constitute part of the obligations and would be owed by the Lender but for the fact that they are unenforceable or not allowable due to the existence of bankruptcy, reorganization or similar proceeding involving the Lender.

4.2

Taxes.  All payments made by the Borrower hereunder shall be made, free and clear of, and without reduction for or on account of, any present or future taxes.  If any taxes are required to be withheld from or in respect to any amounts payable hereunder by the Borrower, (i) the amounts so payable shall be increased to the extent necessary to yield to the Lender (after payment of all taxes) such amounts equal to the amounts it would have received had no such withholding been made, (ii) the Borrower shall make such withholding and (iii) the Borrower shall pay the full amount of the taxes to the relevant taxation authority or other authority in accordance with applicable law.  If the Borrower fails to pay any taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

SECTION 5.

Representations and Warranties of the Borrower.  In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the documents mentioned herein, the extension of the Loan contemplated hereby and the termination of this Agreement) as follows:

5.1

Organization.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own its properties and to carry on its businesses as now being conducted and is duly qualified to do business in every jurisdiction in which it does or proposes to do business and in every jurisdiction in which the failure to so qualify will have a Material Adverse Affect on its financial condition, operations, business or prospects.

5.2

Power and Authority.  The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower’s authority. The Borrower is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement, the Note and the other Loan Documents to which it is a party, and all other action on the part of the Borrower is required for the lawful execution, delivery and performance thereof has been duly taken.  This Agreement, the Note and each of the other Loan Documents, if any, upon the due execution and delivery thereof, are valid and enforceable instruments, obligations or agreements of the parties, in accordance with their respective terms, except as to enforcement of creditors rights generally.  Neither the execution of this Agreement, the Note or the other Loan Documents, nor the fulfillment of or compliance with their provisions and terms, conflicts with, or has or will result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under:  (a) any applicable law, regulation, order, writ or decree; or (b) any agreement or instrument to which the Borrower is a party, or create any lien, charge or encumbrance upon any of the property or assets of any of them pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them are bound except those in favor of the Lender expressly created hereunder.

5.3

Title to Assets.  The Borrower has good and marketable title to all of its properties and assets, all of which are free and clear of any and all liens, mortgages, pledges, encumbrances or charges of any kind or nature whatsoever, except as disclosed in Schedule 5.3.

5.4

Litigation.  Except as disclosed in the Borrower’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, there are no pending or threatened actions or proceedings before any court, any state, provincial or federal regulatory body, or any self-regulatory organization arbitrator or governmental or administrative body or agency which may Materially Adversely Affect the properties, business or condition, financial or otherwise, of the Borrower or in any way materially affect or call into question the power and authority of the Borrower to enter into or perform this Agreement, the Note and the Loan Documents.

5.5

Taxes.  The Borrower has filed all income tax returns (if any) required to be filed by it and all taxes due thereon have been paid, and no controversy in respect of additional income taxes, municipal, state or federal, of the Borrower is pending or threatened.

5.6

Agreements or Restrictions Affecting the Borrower.  The Borrower is not party to or otherwise bound by any contract or agreement or subject to any restrictions which adversely affects the business, properties, or condition, financial or otherwise, of the Borrower or restricts the Borrower’s ability to enter into this Agreement or any of the other of the Loan Documents or the Borrower’s ability to effect the transactions contemplated therein and herein.

5.7

Governmental Approval.  No approval of any federal, state, municipal, local, or foreign governmental authorities is necessary to carry out the terms of this Agreement, the Note or any other Loan Documents, and no consents or approvals are required in the making or performance of this Agreement, the Note or any other Loan Documents.

5.8

No Untrue Statements.  None of this Agreement, the Note or any other Loan Documents nor any other agreements, reports, schedules, certificates or instruments heretofore or simultaneously with the execution of this Agreement delivered to Lender, contains any misrepresentation or untrue statement of fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading.

SECTION 6.

Representations and Warranties of the Lender.

The Lender represents and warrants as follows:

6.1

General.  The Lender represents that the Lender has full legal capacity to enter into this Agreement and make the Loan.

SECTION 7.

Conditions Precedent to Making Loans.

The Lender shall not be obligated to make the Loan until there is proper execution and delivery to the Lender of the Note (attached hereto as Exhibit I) and this Agreement, all in form, and substance reasonably satisfactory to the Lender.

SECTION 8.

Events of Default.

8.1

Defaults.  Each of the following shall constitute an event of default (an “Event of Default”) hereunder: (i) the Borrower’s failure to pay when due any principal or interest or other Liability hereunder or under the Note; (ii) the material violation by the Borrower of any representation, warranty, covenant or agreement contained in this Agreement, the Note or any other Loan Document or any other document or agreement to which the Borrower is a party or by which it or any of its properties, assets or outstanding securities are bound; (iii) any event or circumstance shall occur that, in the reasonable opinion of the Lender, has had or could reasonably be expected to have a Material Adverse Effect; (iv) an assignment for the benefit of creditors by the Borrower; (v) the application for the appointment of a receiver or liquidator for the Borrower or the property of the Borrower; (vi) the issuance of an attachment or the entry of a judgment against the Borrower in excess of $100,000; (vii) a default by the Borrower with respect to any other obligation due to the Lender; or (vii) any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors with respect to or by the Borrower; provided however with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days of the date of such petition.

8.2

Default.  Upon the occurrence of any of the foregoing Events of Default, this Agreement and the Note shall be in default immediately and without any notice, and the entire unpaid principal sum of the Loan, together with any accrued interest, shall at the option of the holder thereof become immediately due and payable in full, in accordance with the terms of the Note.  Upon the occurrence of an Event of Default, the Borrower agrees to pay reasonable collection or enforcement costs and expenses, including reasonable attorneys’ fees and interest from the date of the default at the rate of eighteen percent (18%) per annum computed on the unpaid principal balance.

SECTION 9.

Miscellaneous.

9.1

Computation of Interest and Payment and Prepayment of Principal.  Interest on the Note shall be computed on the basis of a year of 365 days.  If any principal amount under the Note becomes due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and interest on such principal shall be payable at the then applicable rate during such extension period.

9.2

Waiver of Default.  The Lender may, by written notice to the Borrower, at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof or any Event of Default which shall have occurred hereunder and its consequences.  Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice.  In the case of any such waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

9.3

Amendments and Waivers.  The Lender and the Borrower may, subject to the provisions of this section, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender or of the Borrower hereunder and the Lender may execute and deliver to the Borrower a written instrument waiving any of the requirements of this Agreement.  Any such written supplemental agreement or waiver shall be binding upon the Borrower and Lender.

9.4

Notices.  All notices, requests and demands to or upon the respective parties hereto under this Agreement and all other Loan Documents shall be deemed to have been given or made when deposited with a reputable international overnight courier addressed as follows or to such other address as may be hereafter designated in writing by the respective parties.

If to the Borrower, to:

Guardian Technologies International, Inc.

516 Herndon Parkway

Herndon, Virginia  20170

Attn: William J. Donovan, President

Facsimile No.:  (703) 464-8530

with a copy to:

Babirak, Vangellow & Carr, P.C.

1920 L Street, N.W.

Suite 525

Washington, D.C.  20036

Facsimile No.: (202) 318-4486

If to the Lender, to:

Michael W. Trudnak

18728 Upper Meadow Drive

Leesburg, VA  20176

Except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

9.5

No Waiver: Cumulative Remedies.  No waiver of any provision hereof shall be deemed to operate as a waiver of any other provision hereof.  In the event that the Borrower shall be deemed to have waived any provision hereof at any time, such waiver shall not be deemed to have extended to any other provision hereof at the time such waiver was deemed to have occurred or at any other time.  No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any rights or remedies provided by law.

9.6

Survival of Agreements.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement the Note and the other Loan Documents and the making and renewal of loans hereunder and the termination of this Agreement and the other Loan Documents.

9.7

Governing Law.  This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its conflicts of law doctrine.  Each of the parties hereto irrevocably consents to the jurisdiction of the federal and state courts located in Virginia.

9.8

Enforceability of Agreement.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto, up to the full amount permitted by law.

9.9

Usury Savings Clause.  Notwithstanding any other provision herein, in the event that the aggregate interest rate charged under the Note, including all charges or fees in connection therewith deemed in the nature of interest, exceeds the maximum legal rate, then the Lender shall have the right to make such adjustments as are necessary to reduce the aggregate interest rate to the maximum legal rate.  The Borrower waives any right to prior notice of such adjustment and further agrees that such adjustment may be made by the Lender subsequent to notification from the Borrower that the aggregate interest charged exceeds the maximum legal rate.

9.10

Execution of Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

9.12

Waiver of Trial by Jury.  The Borrower hereby waives any right to a trial by jury in any action brought by the Lender whether under this Agreement or any of the other Loan Documents to enforce any claims or right arising hereunder or thereunder.

9.13

Assignability.  This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective successors and assigns.  This Agreement may be assigned or transferred, in whole or in part by either party upon written notice to the other.

[THE REMAINDER  OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed, all as of the day and year first above written.

WITNESS:

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. (“BORROWER”)

/s/ Ruth Taylor

By:  _________/s/ William J. Donovan________________

Name:

William J. Donovan

Its:

President

WITNESS:

MICHAEL W. TRUDNAK

(“LENDER”)

/s/ Ruth Taylor____________

Signed: ______/s/ Michael W. Trudnak_______________

SCHEDULE 5.3

[None.]

EXHIBIT I

NON-NEGOTIABLE PROMISSORY NOTE

$200,000	Herdnon, Virginia April 21 , 2006

FOR VALUED RECEIVED, the undersigned, Guardian Technologies International, Inc., a Delaware corporation (hereinafter referred to as the “Borrower”), hereby promises to pay to the order of Michael W. Trudnak, at 18728 Upper Meadow Drive, Leesburg, Virginia  20176 (“Lender”), or at such other place as the Lender hereof may time to time designate in writing, the principal sum of two hundred thousand dollars ($200,000) in one payment due the earlier of: (a) [six] months from the date of execution of this Note, (b) the date the Borrower receives an aggregate of $2,000,000 or more from the sale of its common stock, $.001 par value per share, or other securities of the Borrower following the date of issuance of this Note, or (iii) the date of the occurrence of an Event of Default.  This Note shall be non-interest bearing; provided that, if Borrower fails to pay the principal amount of this Note when due, the principal amount hereof shall bear interest at the rate of 18% per annum computed on the unpaid principal balance.  This Note shall be non-negotiable.

By acceptance of this Note (the “Note”), the Lender represents, warrants, covenants and agrees that it will abide by and be bound by its terms.

1.

Definitions.  All capitalized terms used herein shall have the meaning set forth in the Loan Agreement.

2.

Loan Documents.  The Borrower acknowledges that the terms of this Note are further governed by the terms and conditions of the Loan Agreement, signed by the Borrower and the Lender of even date herewith.  Any conflict between this Note and the Loan Agreement or any other Loan Document shall be resolved by reference to the Loan Agreement.

3.

Prepayment, Extension.  The unpaid principal balance outstanding under this Note may be prepaid in part or in full by the Borrower without penalty, upon ten (10) days notice to the Lender stating the repayment amount and repayment date (the “Repayment Date”).

4.

Presentment.  Except as set forth herein, Borrower waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Note or any payment hereunder may be extended from time to time by the Lender without in any way affecting the liability of Borrower.

5.

Notices.

(a)

      Notices to Lender.  Any notice required by the provisions of this Note shall be in writing and may be delivered by personal service, facsimile transmission or by registered or certified mail, return receipt requested, with postage thereon fully prepaid or overnight delivery courier.

(b)

      Notices to Borrower.  Whenever any provision of this Note requires a notice to be given or a request to be made to the Borrower by the Lender, then and in each such case, any such notice or request shall be in writing and shall be sent by registered or certified mail, return receipt requested with postage thereon fully prepaid to the Borrower at his principal place of residence.

6.

Default.

(a)

Event of Default.

The Borrower shall be in default under this Note upon the occurrence of an Event of Default set forth in the Loan Agreement.

(b)

Occurrence of Event of Default.  Upon the occurrence of any Event of Default, the Lender shall give written notice to the Borrower of such default. Upon the occurrence of an Event of  Default, the entire unpaid principal sum thereof shall at the option of the holder hereof become immediately due and payable in full, in accordance with the terms of this Note.  Upon the occurrence of an Event of Default, the Borrower agrees to pay reasonable collection or enforcement costs and expenses, including reasonable attorneys’ fees and interest from the date of the default at the rate of eighteen percent (18%) per annum computed on the unpaid principal balance.

(c)

Waiver of Default.  The Lender may, by written notice to the Borrower, at any time and from time to time, waive any default hereunder.

7.

Construction; Governing Law.    The validity and construction of this Note and all matters pertaining hereto are to be determined in accordance with the laws of the Commonwealth of Virginia without regard to the conflicts of law principles thereof.

8.

Assignability.  This Note may not be negotiated, assigned or transferred by the Lender without the prior written consent of the Borrower.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

GUARDIAN TECHNOLOGIES

INTERNATIONAL, INC.

By:

/s/ William J. Donovan

Name:  William J. Donovan

Its:  President